Journal Communications reports full-year 2002 results

Milwaukee, Wis. (March 5, 2003) - Journal Communications today reported that net earnings for the fiscal year ended December 31, 2002, were $57.9 million, an increase of 21.3% compared with 2001 net earnings of $47.8 million.

Consolidated operating revenue in 2002 decreased 0.9%, or $7.4 million, to $801.4 million, from $808.8 million in 2001.

"Despite lower revenue, our aggressive approach to cost controls and driving efficiencies helped us to grow our net earnings," said Steven J. Smith, chairman and chief executive officer. "We are pleased with the accomplishments in each of our companies during 2002, and we look forward to continued success in 2003."

Consolidated operating costs and expenses in 2002 were $447.6 million, a decrease of $16.1 million, or 3.5%, compared to $463.7 million in 2001. Consolidated selling and administrative expenses in 2002 were $239.7 million, a decrease of $21.3 million, or 8.2%, compared to $261.0 million in 2001.

Journal Communications' operations are organized in the following reportable segments:

     o publishing consists of a daily newspaper, the Milwaukee Journal Sentinel, and more than 90 community newspapers and shoppers;
     o broadcasting consists of 36 radio stations and six television stations in 11 states;
     o telecommunications consists of wholesale and business-to-business telecommunications services provided through a high speed fiber optic telecommunications network that covers more than 4,300 route miles in seven states;
     o printing services provides printing and assembly and fulfillment to publishing, software, entertainment and government markets; and
     o other consists of a label printing business and a direct marketing services business.

The following table presents operating revenue by segment, total operating costs and expenses, selling and administrative expenses and operating earnings as a percent of total operating revenue for 2002 and 2001 (dollars in millions):

                                                               Percent                 Percent
                                                               of Total                of Total
                                                              Operating               Operating
                                                    2002       Revenue       2001      Revenue
                                                   -------    ---------    -------    ---------

Publishing.....................................    $ 311.1       38.8%     $ 320.6       39.6%
Broadcasting...................................      152.8       19.1        134.8       16.7
Telecommunications.............................      148.7       18.6        152.0       18.8
Printing services..............................       97.8       12.2        114.6       14.2
Other..........................................       91.0       11.3         86.8       10.7
                                                   -------      -----      -------      -----
Total operating revenue........................      801.4      100.0        808.8      100.0

Total operating costs and expenses.............      447.6       55.9        463.7       57.3
Selling and administrative expenses............      239.7       29.9        261.0       32.3
                                                   -------      -----      -------      -----
Total operating costs and expenses and
 selling and administrative expenses...........      687.3       85.8        724.7       89.6
                                                   -------      -----      -------      -----
Total operating earnings.......................      114.1       14.2         84.1       10.4
Non-operating income, net......................        0.3        0.1          1.2        0.1
                                                   -------      -----      -------      -----
Earnings from continuing operations before
 income taxes and accounting change............      114.4       14.3         85.3       10.5
Income taxes...................................       49.4        6.2         35.8        4.4
                                                   -------      -----      -------      -----
Earnings from continuing operations before
 accounting change.............................       65.0        8.1         49.5        6.1
Gain (loss) from discontinued operations,
 net of taxes..................................       (0.6)      (0.1)        (1.7)      (0.2)
Cumulative effect of accounting change, net
 of taxes......................................       (6.5)      (0.8)          --         --
                                                   -------      -----      -------      -----
Net earnings ..................................    $  57.9        7.2%     $  47.8        5.9%
                                                   =======      =====      =======      =====

The decrease in total operating revenue was primarily due to the decrease in classified advertising in the publishing businesses, service disconnections and price reductions in the telecommunications business and the continued slowdown in publication printing services business. These decreases were partially offset by increases in Olympic, political and issue advertising in our television broadcasting business. In addition, operating revenue in 2001 was adversely impacted by $1.8 million from preempted advertising due to the uninterrupted news coverage on radio and television stations following the September 11 terrorist attacks.

The decrease in total operating costs and selling and administrative expenses was primarily due to the decrease in the total cost of newsprint, the discontinuation of goodwill, broadcast license and network affiliation agreement amortization expense and the decrease in operating costs and expenses from cost control initiatives.

Consolidated operating earnings in 2002 were $114.1 million, an increase of $30.0 million, or 35.6%, compared to $84.1 million in 2001.

Results of operations

2002 compared to 2001

     Publishing

Operating revenue from publishing in 2002 was $311.1 million, a decrease of $9.5 million, or 3.0%, compared to $320.6 million in 2001. Operating earnings from publishing were $30.3 million, an increase of $5.4 million, or 21.8%, compared to $24.9 million in 2001.

Advertising revenue in 2002 accounted for 74.6% of total publishing revenue compared to 73.1% in 2001. Retail advertising revenue in 2002 was $132.4 million, an increase of $2.1 million, or 1.6%, compared to $130.3 million in 2001. The increase is comprised of a $3.0 million increase in daily newspaper retail preprints and a $1.2 million increase in community newspaper retail advertising and inserts (in part due to rate increases), offset by a $2.1 million decrease in daily newspaper retail ROP (run-of-press) advertisements. The shift toward retail preprints in 2002 was attributed in part to changes in marketing strategies of certain major national retail advertisers. Additionally, in 2001, many advertisers reduced or eliminated their newspaper advertisements following the September 11 terrorist attacks.

Classified advertising revenue in 2002 was $72.2 million, a decrease of $6.6 million, or 8.4%, compared to $78.8 million in 2001. At the daily newspaper, decreases in employment advertising of $8.6 million and real estate advertising of $0.1 million were partially offset by increases in automotive advertising of $2.8 million and general advertising of $0.4 million. The decrease in employment advertising, which accounted for almost 37.5% of total classified advertising in 2002, represented a 27.0% decrease from 2001. The decrease in employment advertising resulted primarily from continuing economic uncertainty. The increase in automotive advertising is attributed to auto manufacturers promoting 0% financing programs.

Circulation revenue in 2002 accounted for 15.6% of total publishing revenue compared to 16.0% in 2001. Circulation revenue in 2002 was $48.5 million, a decrease of $2.9 million, or 5.6%, compared to $51.4 million in 2001. The decrease was mainly attributed to the 4.1% decrease in average net paid circulation for the Milwaukee Journal Sentinel's weekday editions and 3.1% decrease in average net paid circulation for the Sunday Journal Sentinel, a 3.5% decrease in paid circulation for our community newspapers and greater discounts given to new subscribers. In January 2002, Journal Sentinel eliminated home delivery of its newspaper in all but 12 counties in southeastern Wisconsin. As of the end of 2002, this decision contributed to a decrease in net paid circulation for the daily and Sunday newspaper of 3.6% and 4.9%, respectively. On June 30, 2002, in an effort to increase readership in certain areas of Milwaukee County, Journal Sentinel began offering greater discounts on home delivery and single copy sales. Circulation in those areas has increased since offering the discounts.

Other revenue, which consists primarily of revenue from commercial printing opportunities, in 2002 accounted for 9.8% of total publishing revenue compared to 10.9% in 2001. Other revenue in 2002 was $30.5 million, a decrease of $4.4 million, or 12.6%, compared to $34.9 million in 2001. The decrease was primarily attributed to reduced press runs and page counts from existing commercial printing customers and the loss of three commercial printing customers.

Publishing operating earnings in 2002 were $30.3 million, an increase of $5.4 million, or 21.8%, compared to $24.9 million in 2001. Contributing to the increase was a $12.3 million reduction in the cost of newsprint and ink compared to 2001.

     Broadcasting

Operating revenue from broadcasting in 2002 was $152.7 million, an increase of $17.9 million, or 13.3%, compared to $134.8 million in 2001. Operating earnings from broadcasting in 2002 were $33.4 million, an increase of $17.9 million, or 116.0%, compared to $15.5 million in 2001.

Operating revenue from radio stations in 2002 was $78.2 million, an increase of $4.3 million, or 5.8%, compared to $73.9 million in 2001. The increase was primarily attributed to a $2.9 million increase in local advertising revenue and a $0.7 million increase from national advertising revenue across most markets, and a $0.7 million increase in political and issue advertising revenue. These increases in advertising revenue from the radio stations in 2001 reflect in part the $0.5 million adverse impact of the loss of advertising spots during the news coverage following the September 11 terrorist attacks and certain advertising cancellations.

Operating earnings from radio stations in 2002 were $15.2 million, an increase of $9.3 million, or 157.6%, compared to $5.9 million in 2001. The increase was primarily attributed to the discontinuation of $5.7 million of goodwill and broadcast license amortization expense, the $4.3 million increase in revenue and the decrease in operating costs and expenses resulting from cost control initiatives at all of the radio stations.

Operating revenue from television stations in 2002 was $74.5 million, an increase of $13.6 million, or 22.3%, compared to $60.9 million in 2001. The increase was primarily attributed to a $7.8 million increase in Olympic, political and issue advertising revenue, a $4.6 million increase in local advertising revenue and a $1.5 million increase in national advertising revenue. Included in the revenue increase is $5.3 million from the two stations in Idaho that were acquired on December 31, 2001. These increases in advertising revenue from the television stations in 2001 reflect in part the $1.3 million adverse impact of the uninterrupted news coverage following the September 11 terrorist attacks.

Operating earnings from television stations in 2002 were $18.2 million, an increase of $8.6 million, or 89.6%, compared to $9.6 million in 2001. The increase was primarily attributed to the $13.6 million increase in revenue, the discontinuation of $1.0 million of goodwill, broadcast license and network affiliation agreement amortization expense and the effects of cost control initiatives at all of our television stations.

     Telecommunications

Operating revenue from telecommunications in 2002 was $148.7 million, a decrease of $3.3 million, or 2.2%, compared to $152.0 million in 2001. Operating earnings from telecommunications in 2002 were $41.0 million, a decrease of $7.0 million, or 14.6%, compared to $48.0 million in 2001.

Wholesale telecommunication services provide network transmission solutions for other service providers by offering bulk transmission capacity. Operating revenue from wholesale services in 2002 was $97.3 million, a decrease of $5.3 million, or 5.2%, compared to $102.6 million in 2001. The decrease was primarily attributed to service disconnections and price reductions.

Commercial telecommunication services provide advanced data communications and long distance service to small and medium sized businesses in the Upper Midwest, principally in Wisconsin, Michigan, Indiana, Minnesota and Illinois. Operating revenue from commercial services in 2002 was $51.4 million, an increase of $2.0 million, or 4.0%, compared to $49.4 million in 2001. The increase was primarily attributed to an increase in long distance services.

The decrease in operating earnings from telecommunications was primarily attributed to the decrease in profit margins on services provided due to price reductions and the increase in depreciation expense of $2.5 million resulting from the completion of several capital investment initiatives during 2001. Continued price reductions and service disconnections are expected to cause a downward trend in operating earnings from telecommunications into 2003.

     Printing services

Operating revenue from printing services in 2002 was $97.8 million, a decrease of $16.8 million, or 14.6%, compared to $114.6 million in 2001. Operating earnings from printing services in 2002 were $2.1 million, an increase of $2.9 million, compared to losses of $0.8 million in 2001.

The decrease in printing services operating revenue was primarily attributed to the continued slowdown in the publication printing business and the consolidation of U.S. operations. CD-ROM replication continued at essentially the same level as in the prior year. However, there is continued intense price competition for this product in all markets.

The increase in printing services operating earnings was primarily attributed to a reduction in operational costs and improvements in product mix profitability. These were partially offset by the decrease in revenue and a $2.5 million loss on impairment of certain equipment.

     Other

Other operating revenue in 2002 was $91.0 million, an increase of $4.2 million, or 4.8%, compared to $86.8 million in 2001. Other operating earnings in 2002 were $7.3 million, an increase of $10.8 million, compared to losses of $3.5 million in 2001.

The increase in other operating revenue was primarily attributed to an increase in the gravure label printing operation of new label products for Miller Brewing Co. and in print and mail services and database marketing services in the direct marketing services business. Included in operating revenue from direct marketing services is $21.6 million and $21.3 million of postage amounts billed to customers in 2002 and 2001, respectively. Other operating revenue in 2001 was adversely impacted by the September 11 terrorist attacks and the anthrax scare, which resulted in advertisers reducing the amount of direct mail.

The increase in other operating earnings was primarily attributed to the decrease in the litigation reserve by $4.1 million.

Cash flow

Cash provided by operating activities was $86.1 million in 2002, compared to $118.4 million in 2001. The decrease was mainly due to funding of pension plan obligations of $44.2 million in 2002.

Cash used for investing activities was $51.4 million in 2002, compared to $108.1 million in 2001. Capital expenditures for property and equipment were $53.2 million in 2002, and $90.2 million in 2001. The company continued to invest in the building of the new Journal Sentinel production facility, digital television equipment and upgrades to the telecommunications fiber optic network. Cash used for acquisitions was zero in 2002, and $22.1million in 2001. Cash received from sales of assets was $1.5 million in 2002, and $5.2 million in 2001, including $4.7 million from the sale of certain of the assets of the Milwaukee label printing operation.

Cash used for financing activities was $31.7 million in 2002, compared to $11.9 million in 2001. Borrowing was increased under a credit agreement by $86.4 million in 2002. The increased borrowing was primarily used to purchase units of beneficial interest from employees and former employees, and for funding of pension plan obligations. In 2002, purchases of units were $125.3 million, compared with $84.4 million in 2001. Sales of units were $38.9 million in 2002, compared with $101.8 million in 2001. Cash dividends paid were $31.6 million in 2002, compared to $37.9 million in 2001.

Cash used for discontinued operations was $3.4 million in 2002. Cash provided by discontinued operations was $0.5 million in 2001.

The company has a $120.0 million bank revolving credit agreement, expiring May 30, 2003, to support cash requirements. As of December 31, 2002, borrowings were $90.8 million under the credit agreement, and immediately available credit was $29.2 million.

About Journal Communications:

Journal Communications is a diversified media and communications company operating businesses in newspaper publishing, radio and television broadcasting, telecommunications and printing services. In addition, the company operates a label printing business and a direct marketing services business.

Forward-looking statements

Certain statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include all statements other than statements of historical fact, including statements regarding Journal Communications, Inc.'s future financial position, business strategy, budgets, projected revenues and expenses, expected regulatory actions and plans and objectives of management for future operations. Words such as "may," "will," "intend," "anticipate," "believe," or "should" and similar expressions generally identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Journal Communications, Inc. These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements. Among such risks, uncertainties and other factors are: (i) changes in advertising demand; (ii) changes in newsprint prices and other costs of materials; (iii) changes in interest rates; (iv) changes in federal or state laws and regulations or their interpretations (including changes in regulations governing the number of broadcast licenses that a person may control); (v) the outcome of pending or future litigation; (vi) the availability of quality broadcast programming at competitive prices; (vii) changes in network affiliation agreements; (viii) quality and rating of network over-the-air broadcast programs available to our customers; (ix) energy costs; (x) effects of the rapidly changing nature of the telecommunications, newspaper and broadcast industries, including the introduction of new technologies; (xi) the availability and effect of acquisitions, investments and dispositions on our results of operations or financial condition; and (xii) changes in general economic conditions. Readers should not place undue reliance on these forward-looking statements, which are made as of the date of this news release.

Source:  Journal Communications    (Web site: http://www.jc.com  )

Media contact:     Bob Dye, vice president for corporate affairs
                   414-224-2725              rdye@jc.com